Exhibit 99.1

Contact

Keith E. Pratt

EVP & Chief Financial Officer

925-606-9200

PRESS RELEASE

FOR RELEASE October 28, 2026

McGrath Announces Results for Third Quarter 2026

Livermore, CA - October 28, 2026 – McGrath RentCorp (“McGrath” or the “Company”) (Nasdaq: MGRC), a leading business-to-business rental company in North America, today announced total revenues for the quarter ended September 30, 2026 of $274.6 million, an increase of 7% compared to the third quarter of 2025. The Company reported net income of $48.8 million, or $2.00 per diluted share, for the third quarter of 2026, compared to net income of $42.3 million, or $1.72 per diluted share, for the third quarter of 2025. The increases in net income and earnings per diluted share for the quarter were primarily attributed to higher gross profit on rental operations and sales revenues when compared to the third quarter of 2025.

THIRD QUARTER 2026 YEAR-OVER-YEAR Company HIGHLIGHTS:

•
Rental operations revenues increased 6% to $189.5 million.
•
Sales revenues increased 9% to $82.9 million.
•
Total revenues increased 7% to $274.6 million.
•
Income from operations increased 11% to $73.9 million.
•
Adjusted EBITDA1 increased 10% to $106.5 million.
•
Dividend rate of $0.495 per share for the third quarter 2026. On an annualized basis, this dividend represents a 1.7% yield on the October 27, 2026 close price of $119.56 per share.

Phil Hawkins, President and CEO of McGrath, made the following comments:

“We were pleased with our third quarter results. The 7% increase in companywide revenues was primarily driven by higher rental operations, reflecting steady progress at Mobile Modular and TRS-RenTelco.

Modular rental revenues increased 4% compared to last year, with continued growth from our commercial customer base. Consistent with the first half of this year, we experienced positive business momentum during the quarter, particularly with large commercial projects and progress with our regional expansion efforts. We responded to this momentum with additional capital investments in new rental fleet.

Portable Storage rental revenues decreased 3% as market demand conditions remained soft. Consistent with the first half of this year, higher costs for equipment preparation, trucking and sales coverage continued to pressure margins in the quarter.

TRS had another impressive quarter with rental revenues increasing 26%. Demand remained robust throughout the quarter, and the business continued to benefit from projects supporting buildout of new data centers. We made additional investments in rental fleet to support the strong market conditions and positive outlook for the business.

Our updated outlook for the year reflects continued positive rental operations momentum and investment at Mobile Modular and TRS, partly offset by lower Modular new equipment sales. We are focused on disciplined operational execution and capitalizing on our rental operations momentum through the remainder of the year.”

Division HIGHLIGHTS:

All comparisons presented below are for the quarter ended September 30, 2026 to the quarter ended September 30, 2025 unless otherwise indicated.

Mobile Modular

For the third quarter of 2026, the Company’s Mobile Modular division reported Adjusted EBITDA of $62.6 million, a decrease of $1.9 million, or 3%, when compared to the same quarter in 2025.

•
Rental revenues increased 4% to $86.9 million, depreciation expense increased 11% to $12.0 million and other direct costs increased 7% to $25.9 million, which resulted in an increase in gross profit on rental revenues of 2% to $49.0 million.
•
Rental related services revenues was comparable to the prior year at $44.6 million, primarily attributable to higher delivery and dismantle revenues, partly offset by lower site related service revenues, with associated gross profit increasing 7% to $15.7 million.
•
Sales revenues decreased 10% to $47.1 million, primarily due to lower new equipment sales. Lower sales revenues and a comparable gross margin on sales of 36% in 2026, resulted in a 10% decrease in gross profit on sales revenues to $16.8 million.
•
Selling and administrative expenses increased 8% to $38.3 million, when compared to the prior year.

Portable storage

For the third quarter of 2026, the Company’s Portable Storage division reported Adjusted EBITDA of $7.4 million, a decrease of $1.9 million, or 20%, when compared to the same quarter in 2025.

•
Rental revenues decreased 3% $16.8 million, depreciation expense increased 5% to $1.1 million, and other direct costs increased 1% to $2.2 million, which resulted in a decrease in gross profit on rental revenues of 4% to $13.4 million.
•
Rental related services revenues increased 5% to $4.4 million, primarily attributable to higher delivery and return delivery activities. Gross margin on rental related services was negative 25% compared to negative 13% in 2025, primarily due to higher trucking related costs, resulting in a $0.6 million higher gross loss of $1.1 million.
•
Sales revenues decreased 16% to $2.3 million. Gross margin on sales decreased 3% to 37%, compared to 40% in 2025, resulting in a $0.2 million decrease in gross profit on sales revenues to $0.8 million.
•
Selling and administrative expenses increased 5% to $8.3 million, when compared to the prior year.

TRS-RenTelco

For the third quarter of 2026, the Company’s TRS-RenTelco division reported Adjusted EBITDA of $25.7 million, an increase of 27% when compared to the same quarter in 2025.

•
Rental revenues increased 26% to $35.4 million, depreciation expense increased 15% and other direct costs increased 14%, resulting in a 42% increase in gross profit on rental revenues to $17.2 million.
•
Sales revenues increased 7% to $7.9 million. Gross margin on sales in 2026 was 56%, unchanged from 2025, resulting in an increase in gross profit on sales revenues of 8% to $4.5 million.
•
Selling and administrative expenses increased 15% to $8.2 million, when compared to the prior year.

financial outlook:

Based upon the Company's year-to-date results and current outlook for the remainder of the year, the Company is updating its financial outlook. Total revenues is decreasing as a result of lower Mobile Modular new equipment sales. Adjusted EBITDA range has narrowed with no change to mid-point expectations. Gross rental equipment capital expenditures are increasing to support rental operations momentum at Mobile Modular and TRS-RenTelco. For the remainder of 2026, the Company currently expects:

		Previous	Current
•	Total revenue:	$955 to $985 million	$945 to $960 million
•	Adjusted EBITDA[1,2]:	$363 to $375 million	$365 to $373 million
•	Gross rental equipment capital expenditures:	$200 to $220 million	$270 to $290 million
1.
Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, transaction costs and non-operating transactions. A reconciliation of actual net income to Adjusted EBITDA and Adjusted EBITDA to net cash provided by operating activities can be found at the end of this release.
2.
Information reconciling forward-looking Adjusted EBITDA to the comparable GAAP financial measures is unavailable to the Company without unreasonable effort because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the provision for income taxes. Therefore, no reconciliation to the most comparable GAAP measures is provided. The Company provides Adjusted EBITDA guidance because it believes that Adjusted EBITDA, when viewed with the Company’s results under GAAP, provides useful information for the reasons noted in the reconciliation of actual Adjusted EBITDA to the most directly comparable GAAP measures at the end of this release.

ABOUT MCGRATH:

McGrath RentCorp (Nasdaq: MGRC) is a leading business-to-business rental company in North America with a strong record of profitable business growth. Founded in 1979, McGrath’s operations are centered on modular solutions through its Mobile Modular and Mobile Modular Portable Storage businesses. In addition, its TRS-RenTelco business offers electronic test equipment rental solutions. The Company’s rental product offerings and services are part of the circular supply economy, helping customers work more efficiently, and sustainably manage their environmental footprint. With over 40 years of experience, McGrath’s success is driven by a focus on exceptional customer experiences. This focus has underpinned the Company’s long-term financial success and supported over 35 consecutive years of annual dividend increases to shareholders, a rare distinction among publicly listed companies.

McGrath is headquartered in Livermore, California. Additional information about McGrath and its businesses is available at mgrc.com and investors.mgrc.com.

You should read this press release in conjunction with the financial statements and notes thereto included in the Company’s latest Forms 10-K, 10-Q and other SEC filings. You can visit the Company’s web site at www.mgrc.com to access information on McGrath RentCorp, including the latest Forms 10-K, 10-Q and other SEC filings.

Conference Call Note:

As previously announced in its press release of October 1, 2026, McGrath RentCorp will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on October 28, 2026 to discuss the third quarter 2026 results. To participate in the teleconference, dial 1-800-274-8461 (in the U.S.), or 1-203-518-9814 (outside the U.S.), or to listen only, access the simultaneous webcast at the investor relations section of the Company’s website at https://investors.mgrc.com/. A replay will be available for 7 days following the call by dialing 1-800-723-5759 (in the U.S.), or 1-402-220-2662 (outside the U.S.). In addition, a live audio webcast and replay of the call may be found in the investor relations section of the Company’s website at https://investors.mgrc.com/events-and-presentations.

FORWARD-LOOKING STATEMENTS:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, regarding McGrath RentCorp’s expectations, strategies, prospects or targets are forward-looking statements. These forward-looking statements also can be identified by the use of forward-looking terminology such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “plan,” “predict,” “project,” or “will,” or the negative of these terms or other comparable terminology. In particular, the discussion under the heading “Financial Outlook” and Mr. Hawkins' comments about the Company's updated outlook for the year reflecting continued positive rental operations momentum at Mobile Modular and TRS, partly offset by lower Modular new equipment sales, are forward looking.

These forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties that could cause our actual results to differ materially from those projected including: the continued impact of tariff actions and macroeconomic factors, including fiscal policy uncertainty, government budgetary constraints, other political, geopolitical or regulatory developments; fuel costs; health of the education and commercial markets in our modular building division; competition within the modular business; the activity levels in the semiconductor and general purpose and communications test equipment markets at TRS-RenTelco; the activity levels in commercial construction projects and impact on Portable Storage segment; continued execution of our strategic performance improvement initiatives; our ability to successfully increase prices to offset cost increases; our ability to effectively manage our rental assets; and our ability to retain and attract talent and uncertainty associated with the Chief Executive Officer transition; as well as the other factors disclosed under “Risk Factors” in the Company’s 2025 Form 10-K and other SEC filings.

Forward-looking statements are made only as of the date hereof and are based on management’s reasonable assumptions, however these assumptions can be wrong or affected by known or unknown risks and uncertainties. No forward-looking statement can be guaranteed, and subsequent facts or circumstances may contradict, obviate, undermine or otherwise fail to support or substantiate such statements. Except as otherwise required by law, we assume no obligation to update any of the forward-looking statements contained in this press release.

MCGRATH RENTCORP

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2026	2025	2026	2025
Revenues
Rental	$139,057	$128,488	$397,598	$374,586
Rental related services	50,418	49,622	126,608	121,021
Rental operations	189,475	178,110	524,206	495,607
Sales	82,898	76,058	163,288	184,759
Other	2,233	2,275	6,766	7,109
Total revenues	274,606	256,443	694,260	687,475
Costs and Expenses
Direct costs of rental operations:
Depreciation of rental equipment	24,534	21,868	70,477	64,799
Rental related services	36,229	35,422	89,722	85,212
Other	34,931	32,308	101,537	91,479
Total direct costs of rental operations	95,694	89,598	261,736	241,490
Costs of sales	48,038	47,588	96,853	119,578
Total costs of revenues	143,732	137,186	358,589	361,068
Gross profit	130,874	119,257	335,671	326,407
Expenses:
Selling and administrative expenses	56,935	52,540	166,859	156,952
Other income, net	—	—	(1,814)	—
Income from operations	73,939	66,717	170,626	169,455
Interest expense	7,965	8,177	21,578	24,130
Foreign currency exchange loss (gain)	6	32	77	(54)
Income before provision for income taxes	65,968	58,508	148,971	145,379
Provision for income taxes	17,165	16,211	39,463	38,900
Net income	48,803	42,297	109,508	106,479
Earnings per share:
Basic	$2.00	$1.72	$4.47	$4.33
Diluted	$2.00	$1.72	$4.46	$4.32
Shares used in per share calculation:
Basic	24,413	24,612	24,502	24,598
Diluted	24,451	24,644	24,536	24,628
Cash dividends declared per share	$0.495	$0.485	$1.485	$1.455

MCGRATH RENTCORP

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30,	December 31,
(in thousands)	2026	2025
Assets
Cash	$1,038	$295
Accounts receivable, net of allowance for credit losses of $2,400 at September 30, 2026 and $2,866 at December 31, 2025	244,850	231,865
Rental equipment, at cost:
Relocatable modular buildings	1,607,898	1,485,794
Portable storage containers	245,917	245,141
Electronic test equipment	389,141	337,100
	2,242,956	2,068,035
Less: accumulated depreciation	(685,814)	(647,137)
Rental equipment, net	1,557,142	1,420,898
Property, plant and equipment, net	263,680	233,492
Inventories	9,589	8,027
Prepaid expenses and other assets	123,036	83,351
Intangible assets, net	39,120	46,605
Goodwill	337,362	332,584
Total assets	$2,575,817	$2,357,117
Liabilities and Shareholders' Equity
Liabilities:
Notes payable	$618,257	$514,924
Accounts payable	69,232	66,233
Accrued liabilities	133,903	114,764
Deferred income	145,148	110,593
Deferred income taxes, net	331,170	313,580
Total liabilities	1,297,710	1,120,094
Shareholders’ equity:
Common stock, no par value - Authorized 40,000 shares
Issued and outstanding - 24,364 shares as of September 30, 2026 and 24,612 shares as of December 31, 2025	122,626	121,785
Retained earnings	1,155,481	1,115,238
Total shareholders’ equity	1,278,107	1,237,023
Total liabilities and shareholders’ equity	$2,575,817	$2,357,117

MCGRATH RENTCORP

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended September 30,
(in thousands)	2026	2025
Cash Flows from Operating Activities:
Net income	$109,508	$106,479
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	85,973	79,717
Deferred income taxes	15,645	22,918
Provision for credit losses	853	1,266
Share-based compensation	8,451	8,088
Gain on sale of property, plant and equipment	(1,814)	—
Gain on sale of used rental equipment	(32,749)	(30,188)
Foreign currency exchange loss (gain)	77	(54)
Amortization of debt issuance costs	6	204
Change in:
Accounts receivable	(13,692)	(23,270)
Inventories	(1,562)	882
Prepaid expenses and other assets	(39,614)	(1,884)
Accounts payable	(5,348)	(8,041)
Accrued liabilities	17,682	(1,854)
Deferred income	34,555	20,502
Net cash provided by operating activities	177,971	174,765
Cash Flows from Investing Activities:
Purchases of rental equipment	(218,745)	(91,516)
Purchases of property, plant and equipment	(37,969)	(33,235)
Cash paid for acquisition of businesses, net of cash received	(9,538)	(21,947)
Proceeds from sales of used rental equipment	59,969	58,647
Proceeds from sales of property, plant and equipment	2,750	—
Net cash used in investing activities	(203,533)	(88,051)
Cash Flows from Financing Activities:
Net borrowings (payments) under bank lines of credit	163,326	(40,612)
Principal payment of term note agreement	—	(73,000)
Borrowings under Series G senior notes	—	75,000
Principal payment of Series E senior notes	(60,000)	—
Repurchase of common stock	(34,223)	—
Taxes paid related to net share settlement of stock awards	(6,032)	(5,693)
Payment of dividends	(36,766)	(35,960)
Net cash provided by (used in) financing activities	26,305	(80,265)
Net increase in cash	743	6,449
Cash balance, beginning of period	295	807
Cash balance, end of period	$1,038	$7,256
Supplemental Disclosure of Cash Flow Information:
Interest paid, during the period	$23,419	$24,869
Net income taxes paid, during the period	$27,895	$6,537
Dividends accrued during the period, not yet paid	$12,617	$12,535
Rental equipment acquisitions, not yet paid	$19,889	$8,459
Business acquisition payments withheld	$1,110	$1,815

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended September 30, 2026
(dollar amounts in thousands)	Mobile Modular	Portable Storage	TRS-RenTelco	Enviroplex	Consolidated
Revenues
Rental	$86,901	$16,769	$35,387	$—	$139,057
Rental related services	44,648	4,416	1,354	—	50,418
Rental operations	131,549	21,185	36,741	—	189,475
Sales	47,053	2,267	7,879	25,699	82,898
Other	1,323	218	692	—	2,233
Total revenues	179,925	23,670	45,312	25,699	274,606

Costs and Expenses
Direct costs of rental operations:
Depreciation	11,962	1,104	11,468	—	24,534
Rental related services	28,923	5,524	1,782	—	36,229
Other	25,945	2,222	6,764	—	34,931
Total direct costs of rental operations	66,830	8,850	20,014	—	95,694
Costs of sales	30,210	1,425	3,428	12,975	48,038
Total costs of revenues	97,040	10,275	23,442	12,975	143,732

Gross Profit (Loss)
Rental	48,994	13,443	17,155	—	79,592
Rental related services	15,725	(1,108)	(428)	—	14,189
Rental operations	64,719	12,335	16,727	—	93,781
Sales	16,843	842	4,451	12,724	34,860
Other	1,323	218	692	—	2,233
Total gross profit	82,885	13,395	21,870	12,724	130,874
Selling and administrative expenses	38,320	8,328	8,194	2,093	56,935
Income from operations	$44,565	$5,067	$13,676	$10,631	73,939
Interest expense					(7,965)
Foreign currency exchange loss					(6)
Provision for income taxes					(17,165)
Net income					$48,803

Other Information:
Adjusted EBITDA [1]	$62,637	$7,375	$25,739	$10,736	$106,487
Average rental equipment [2]	$1,458,867	$242,827	$366,209
Average monthly total yield [3]	1.99%	2.30%	3.22%
Average utilization [4]	70.2%	59.1%	69.9%
Average monthly rental rate [5]	2.83%	3.89%	4.61%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, other income, net and non-operating transactions.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended September 30, 2025
(dollar amounts in thousands)	Mobile Modular	Portable Storage	TRS-RenTelco	Enviroplex	Consolidated
Revenues
Rental	$83,168	$17,293	$28,027	$—	$128,488
Rental related services	44,544	4,187	891	—	49,622
Rental operations	127,712	21,480	28,918	—	178,110
Sales	52,334	2,693	7,347	13,684	76,058
Other	1,422	229	624	—	2,275
Total revenues	181,468	24,402	36,889	13,684	256,443

Costs and Expenses
Direct costs of rental operations:
Depreciation	10,810	1,056	10,002	—	21,868
Rental related services	29,809	4,739	874	—	35,422
Other	24,199	2,191	5,918	—	32,308
Total direct costs of rental operations	64,818	7,986	16,794	—	89,598
Costs of sales	33,558	1,629	3,231	9,170	47,588
Total costs of revenues	98,376	9,615	20,025	9,170	137,186

Gross Profit (Loss)
Rental	48,159	14,046	12,107	—	74,312
Rental related services	14,735	(552)	17	—	14,200
Rental operations	62,894	13,494	12,124	—	88,512
Sales	18,776	1,064	4,116	4,514	28,470
Other	1,422	229	624	—	2,275
Total gross profit	83,092	14,787	16,864	4,514	119,257
Selling and administrative expenses	35,389	7,912	7,113	2,126	52,540
Income from operations	$47,703	$6,875	$9,751	$2,388	66,717
Interest expense					(8,177)
Foreign currency exchange loss					(32)
Provision for income taxes					(16,211)
Net income					$42,297

Other Information:
Adjusted EBITDA [1]	$64,573	$9,245	$20,212	$2,496	$96,526
Average rental equipment [2]	$1,328,245	$237,227	$333,045
Average monthly total yield [3]	2.09%	2.43%	2.81%
Average utilization [4]	72.6%	61.4%	64.8%
Average monthly rental rate [5]	2.88%	3.96%	4.33%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, other income, net and non-operating transactions.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Nine months ended September 30, 2026
(dollar amounts in thousands)	Mobile Modular	Portable Storage	TRS-RenTelco	Enviroplex	Consolidated
Revenues
Rental	$251,518	$49,909	$96,171	$—	$397,598
Rental related services	110,202	12,799	3,607	—	126,608
Rental operations	361,720	62,708	99,778	—	524,206
Sales	99,127	5,724	24,618	33,819	163,288
Other	3,905	686	2,175	—	6,766
Total revenues	464,752	69,118	126,571	33,819	694,260

Costs and Expenses
Direct costs of rental operations:
Depreciation	35,329	3,300	31,848	—	70,477
Rental related services	70,792	15,469	3,461	—	89,722
Other	75,968	6,595	18,974	—	101,537
Total direct costs of rental operations	182,089	25,364	54,283	—	261,736
Costs of sales	64,596	3,575	9,990	18,692	96,853
Total costs of revenues	246,685	28,939	64,273	18,692	358,589

Gross Profit (Loss)
Rental	140,221	40,014	45,349	—	225,584
Rental related services	39,410	(2,670)	146	—	36,886
Rental operations	179,631	37,344	45,495	—	262,470
Sales	34,531	2,149	14,628	15,127	66,435
Other	3,905	686	2,175	—	6,766
Total gross profit	218,067	40,179	62,298	15,127	335,671
Selling and administrative expenses	110,932	25,190	24,447	6,290	166,859
Income from operations	$107,135	$14,989	$37,851	$8,837	168,812
Interest expense					(21,578)
Foreign currency exchange loss					(77)
Other income, net [6]					1,814
Provision for income taxes					(39,463)
Net income					$109,508

Other Information:
Adjusted EBITDA [1]	$160,567	$22,101	$71,583	$9,160	$263,411
Average rental equipment [2]	$1,422,229	$242,832	$349,022
Average monthly total yield [3]	1.96%	2.28%	3.06%
Average utilization [4]	70.1%	58.7%	68.0%
Average monthly rental rate [5]	2.80%	3.89%	4.50%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, other income, net and non-operating transactions.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

6. During the nine months ended September 30, 2026, the Company sold a corporate property which resulted in a net gain on sale of $1,814, excluding taxes.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Nine months ended September 30, 2025
(dollar amounts in thousands)	Mobile Modular	Portable Storage	TRS-RenTelco	Enviroplex	Consolidated
Revenues
Rental	$243,572	$50,307	$80,707	$—	$374,586
Rental related services	106,191	12,212	2,618	—	121,021
Rental operations	349,763	62,519	83,325	—	495,607
Sales	115,308	5,649	23,039	40,763	184,759
Other	4,303	846	1,960	—	7,109
Total revenues	469,374	69,014	108,324	40,763	687,475

Costs and Expenses
Direct costs of rental operations:
Depreciation	32,105	3,125	29,569	—	64,799
Rental related services	69,999	12,976	2,237	—	85,212
Other	69,001	5,636	16,842	—	91,479
Total direct costs of rental operations	171,105	21,737	48,648	—	241,490
Costs of sales	76,483	3,509	11,574	28,012	119,578
Total costs of revenues	247,588	25,246	60,222	28,012	361,068

Gross Profit (Loss)
Rental	142,466	41,546	34,296	—	218,308
Rental related services	36,192	(764)	381	—	35,809
Rental operations	178,658	40,782	34,677	—	254,117
Sales	38,825	2,140	11,465	12,751	65,181
Other	4,303	846	1,960	—	7,109
Total gross profit	221,786	43,768	48,102	12,751	326,407
Selling and administrative expenses	106,154	23,014	21,871	5,913	156,952
Income from operations	$115,632	$20,754	$26,231	$6,838	169,455
Interest expense					(24,130)
Foreign currency exchange gain					54
Provision for income taxes					(38,900)
Net income					$106,479

Other Information:
Adjusted EBITDA [1]	$165,290	$27,666	$57,463	$7,148	$257,567
Average rental equipment [2]	$1,304,716	$234,957	$334,389
Average monthly total yield [3]	2.07%	2.38%	2.68%
Average utilization [4]	73.6%	60.8%	63.5%
Average monthly rental rate [5]	2.82%	3.91%	4.22%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, other income, net and non-operating transactions.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

Reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures

To supplement the Company’s financial data presented on a basis consistent with accounting principles generally accepted in the United States of America (“GAAP”), the Company presents “Adjusted EBITDA”, which is defined by the Company as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, transaction costs, gains on property sales and non-operating transactions. The Company presents Adjusted EBITDA as a financial measure as management believes it provides useful information to investors regarding the Company’s liquidity and financial condition and because management, as well as the Company’s lenders, use this measure in evaluating the performance of the Company.

Management uses Adjusted EBITDA as a supplement to GAAP measures to further evaluate period-to-period operating performance, compliance with financial covenants in the Company’s revolving lines of credit and senior notes and the Company’s ability to meet future capital expenditure and working capital requirements. Management believes the exclusion of non-cash charges and non-recurring transactions, including share-based compensation, transaction costs and gains on property sales is useful in measuring the Company’s cash available for operations and performance of the Company. Because management finds Adjusted EBITDA useful, the Company believes its investors will also find Adjusted EBITDA useful in evaluating the Company’s performance.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP or as a measure of the Company’s profitability or liquidity. Adjusted EBITDA is not in accordance with or an alternative for GAAP and may be different from non−GAAP measures used by other companies. Unlike EBITDA, which may be used by other companies or investors, Adjusted EBITDA does not include share-based compensation charges, transaction costs, gains on property sales and non-operating transactions. The Company believes that Adjusted EBITDA is of limited use in that it does not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and does not accurately reflect real cash flow. In addition, other companies may not use Adjusted EBITDA or may use other non-GAAP measures, limiting the usefulness of Adjusted EBITDA for purposes of comparison. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company will not incur expenses that are the same as or similar to the adjustments in this presentation. Therefore, Adjusted EBITDA should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company compensates for the limitations of Adjusted EBITDA by relying upon GAAP results to gain a complete picture of the Company’s performance. Because Adjusted EBITDA is a non-GAAP financial measure, as defined by the SEC, the Company includes in the tables below reconciliations of Adjusted EBITDA to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Reconciliation of Net Income to Adjusted EBITDA

(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2026	2025	2026	2025	2026	2025
Net income	$48,803	$42,297	$109,508	$106,479	$159,336	$145,428
Provision for income taxes	17,165	16,211	39,463	38,900	57,336	51,909
Interest expense	7,965	8,176	21,578	24,130	28,070	32,988
Depreciation and amortization	29,693	26,978	85,973	79,717	113,325	106,348
EBITDA	103,627	93,662	256,522	249,226	358,068	336,673
Share-based compensation	2,772	2,766	8,451	8,088	11,588	10,641
Transaction costs [3]	88	98	252	253	465	2,255
Other income, net [4]	—	—	(1,814)	—	(1,814)	—
Adjusted EBITDA [1]	$106,487	$96,526	$263,411	$257,567	$368,307	$349,569
Adjusted EBITDA margin [2]	39%	38%	38%	37%	39%	38%

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2026	2025	2026	2025	2026	2025
Net cash provided by operating activities	$72,279	$65,071	$177,971	$174,765	$258,889	$211,544
Change in certain assets and liabilities:
Accounts receivable, net	4,828	7,545	12,839	22,004	3,358	16,817
Inventories, prepaid expenses and other assets	447	(2,261)	41,176	1,002	36,770	14,103
Accounts payable and accrued liabilities	784	8,588	(18,000)	18,854	(22,951)	(5,834)
Deferred income	(4,834)	(5,378)	(34,555)	(20,502)	(14,381)	(6,413)
Amortization of debt issuance costs	(1)	(159)	(6)	(204)	(8)	(264)
Foreign currency exchange (loss) gain	(6)	(32)	(77)	54	(51)	(214)
Gain on sale of used rental equipment	14,714	13,514	32,749	30,188	46,752	40,088
Income taxes paid, net of refunds received	8,115	751	27,895	6,537	31,474	46,887
Interest paid	10,161	8,887	23,419	24,869	28,455	32,855
Adjusted EBITDA [1]	$106,487	$96,526	$263,411	$257,567	$368,307	$349,569

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, other income, net and non-operating transactions.

2. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues for the period.

3. Transaction costs include acquisition related legal and professional fees and other costs specific to these transactions.

4. Other income, net, consists of net gains on property, plant and equipment sales that are infrequent in nature and excluded from Adjusted EBITDA.